Exhibit Index




Exhibit No.              Description of Exhibits             Page
- -----------              -----------------------             ----

99.1  --        Press Release issued April 10, 1996           5
















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                            EXHIBIT 99.1
                            ------------



NEWS RELEASE                   For further information contact:
For Immediate Release          John W. Hancock
- ---------------------
                               Senior Vice President and Treasurer
                               Atlantic American Corporation
                               (404) 266-5500



          ATLANTIC AMERICAN CORPORATION COMPLETES ITS SALE
                      OF LEATH FURNITURE, INC.



ATLANTA, April 10, 1996 -- Atlantic American Corporation (NASDAQ-AAME) today announced that as of April 8, 1996, it had completed the sale of its previously announced disposition of Leath Furniture, Inc. to Gulf Capital Services, Ltd. The Company received $5.3 million for its interest in Leath. Atlantic American plans to use the proceeds from this sale to reduce debt. As a result of the transaction, Leath's outstanding debt and results of operations will no longer be reflected in Atlantic American's financial statements.

Gulf Capital is an entity that is controlled by J. Mack Robinson, the Chairman of the Board of Atlantic American, but is not part of the Atlantic American group of companies.

Atlantic American is an insurance holding company involved in specialty markets of the life, health, property and casualty insurance industries. Its subsidiaries include Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company.